CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of EA Bridgeway Aggressive Investors ETF, EA Bridgeway Ultra-Small Company Market ETF, and EA Bridgeway Select Small-Cap Value ETF, each a series of EA Series Trust.

/s/ Tait, Weller & Baker LLP
Philadelphia, Pennsylvania
April 14, 2026